EXHIBIT 99.1

First Financial Bancorp Reports First Quarter 2012 Financial Results Announcing 25% Increase in Regular Dividend
and Continuation of Variable Dividend

Cincinnati, Ohio - April 25, 2012 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the first quarter 2012.

First quarter 2012 net income was $17.0 million and earnings per diluted common share were $0.29. This compares with fourth quarter 2011 net income of $17.9 million and earnings per diluted common share of $0.31 and first quarter 2011 net income of $17.2 million and earnings per diluted common share of $0.29.

The board of directors has voted to increase the regular quarterly dividend to $0.15 per common share and has authorized a variable dividend of $0.14 per common share for the next regularly scheduled dividend, payable on July 2, 2012 to shareholders of record as of June 1, 2012. Future dividend payments are expected to consist of the higher regular dividend and continuation of the variable dividend for the next six quarters, with the combined dividend continuing to represent a 100% payout of quarterly earnings. Dividend decisions are evaluated quarterly by the board in the context of numerous factors, and the board will evaluate the regular dividend for increase only when such an increase is sustainable and will remain within the stated payout range of 40% to 60% of recurring earnings.

•	86th consecutive quarter of profitability

▪	Quarterly adjusted pre-tax, pre-provision income remains strong, totaling $31.2 million, or 1.94% of average assets

▪	Continued strong quarterly performance

•	Return on average assets of 1.05%

•	Return on average risk-weighted assets of 1.86%

•	Return on average shareholders' equity of 9.67%

▪	Capital ratios remain high

•	Tangible common equity to tangible assets of 9.66%

•	Tier 1 capital ratio of 17.18%

•	Total risk-based capital of 18.45%

▪	Quarterly net interest margin increased to 4.51%

•	Cash proceeds from branch acquisitions fully deployed into investment portfolio

•	Cost of deposit funding continues to improve as a result of strategic initiatives

▪	Total classified assets declined $7.7 million, or 4.7%, compared to the linked quarter and $31.1 million, or 16.7%, compared to March 31, 2011

As part of the on-going evaluation of its banking center network and ensuring that resources are focused on opportunities designed to maximize value for customers as well as shareholders, the Company announced during the quarter that it will be consolidating nine banking centers located in Ohio and Indiana and exiting one Indiana market effective June 29, 2012. Customer relationships related to the consolidated banking centers will be transferred to the nearest First Financial location where those customers will continue to receive the same high level of service. Estimated annual pre-tax operating expenses associated with the 10 locations are $2.3 million, net of the anticipated impact on revenue related to expected deposit attrition.

Claude Davis, President and Chief Executive Officer, commented, “First Financial recorded another strong quarter of performance driven in large part by a 19 basis point increase in our net interest margin. All cash proceeds from our 2011 branch acquisitions have been fully deployed and we realized the benefit of a 32 basis point improvement in the yield earned on the investment portfolio. Continued focus on our deposit rationalization strategies resulted in our cost of deposit funding dropping to 57 basis points, a decline of over 35% from the first quarter of 2011. Our rationalization strategies are continually improving the quality of our deposit base, resulting in a stronger, core-funded balance sheet.

“This was the first full quarter of operations for all of the newly acquired banking centers in Dayton and Indianapolis and we are pleased with the progress our commercial, retail and wealth management teams have made in developing relationships in these markets that will lead to balance sheet and revenue growth in future periods. We are intensely focused on deploying our resources in markets that provide the greatest prospects for maximizing growth and profitability and continue to evaluate the franchise for additional opportunities. We recently opened our new banking center in Columbus, IN, and another in the Cincinnati area, and will be opening two additional Cincinnati-area locations over the next several months.

“We are also pleased to announce that the board of directors has voted to increase the regular dividend 25% to $0.15 per share and has established a time frame for expiration of the variable dividend. While the variable dividend has been well received, the predictability of future dividend payments appears to have greater value among many of our shareholders. Our capital ratios remain strong but subsequent to the expected expiration of the variable dividend they will begin to reflect the capital retention needs of a shift in risk-weighted assets on our balance sheet as loans covered under loss share agreements with the FDIC begin to migrate to our uncovered portfolio. Additionally, we will still want to preserve some capital for expected use in pursuing growth initiatives.”

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SECTION I - RESULTS OF OPERATIONS

NET INTEREST INCOME
Net interest income on a fully tax-equivalent basis for the first quarter 2012 was $66.9 million as compared to $65.7 million for the fourth quarter 2011 and $67.6 million as compared to the year-over-year period. Compared to the linked quarter, total interest income was essentially flat as an increase in interest income earned on investments offset the decline in interest earned on loans and amortization of the FDIC indemnification asset. The average balance of investments increased $407.1 million, or 32.4%, during the quarter as cash received from the 2011 branch transactions was fully deployed. Additionally, the yield earned on the investment portfolio increased 32 bps compared to the linked quarter. Total interest expense declined $1.1 million, or 11.6%, compared to the fourth quarter 2011 due primarily to lower interest expense on deposits.

NET INTEREST MARGIN
Net interest margin was 4.51% for the first quarter 2012 as compared to 4.32% for the fourth quarter 2011 and 4.73% for the first quarter 2011. Net interest margin benefitted significantly from the increase in the average balance of investments, driven by $291.6 million of purchases during the quarter and a full quarter's impact of $228.8 million of purchases that did not settle until late in the fourth quarter 2011. The increase in the portfolio yield contributed to an 11 bp increase in the overall yield on total earning assets. The improvement in the investment portfolio offset the continued negative impact of amortization and paydowns in the Company's high-yielding covered loan portfolio, which experienced an average balance decline of 8.4% during the quarter. The sustained impact of strategic initiatives related to deposits resulted in both a lower average balance of interest-bearing deposits during the quarter as well as a 7 bp decline in the cost of these deposits. Additionally, net interest margin benefitted from the impact of a lower earning asset base and higher loan fees resulting from loan prepayments.

NONINTEREST INCOME
The following table presents noninterest income for the three months ended March 31, 2012, December 31, 2011 and March 31, 2011 highlighting the estimated impact of covered loan activity and other transition items on the Company's reported balance.

Table I
	For the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2012	2011	2011

Total noninterest income	$31,925	$29,640	$43,658
Certain significant components of noninterest income
Items likely to recur:
Accelerated discount on covered loans [1,2]	3,645	4,775	5,783
FDIC loss sharing income	12,816	7,433	23,435
Income (loss) related to transition/non-strategic operations	(10)	64	(552)
Items expected not to recur:
Other items not expected to recur	209	2,270	125
Total excluding items noted above	$15,265	$15,098	$14,867

[1] See Selected Financial Information for additional information
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset

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Excluding the items highlighted in Table I, estimated noninterest income earned in the first quarter 2012 was $15.3 million as compared to $15.1 million in the fourth quarter 2011 and $14.9 million in the first quarter 2011. The increase of $0.2 million was driven by modest increases in trust fee income and other noninterest income, offset by a decline in gains on sales of loans.

NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended March 31, 2012, December 31, 2011 and March 31, 2011 including the estimated effect of covered asset activity, acquired-non-strategic operations, acquisition-related costs and other transition items.

Table II
	For the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2012	2011	2011

Total noninterest expense	$55,778	$54,668	$57,790
Certain significant components of noninterest expense
Items likely to recur:
Loss share and covered asset expense	3,043	2,521	3,171
FDIC loss share support	1,163	1,333	783
Acquired-non-strategic operating expenses [1]	(146)	(27)	3,911
Transition-related items [1]	—	—	196
Items expected not to recur:
Acquisition-related costs [1]	188	1,167	116
Other items not expected to recur	2,797	2,473	3,962
Total excluding items noted above	$48,733	$47,201	$45,651

[1] See Selected Financial Information for additional information

Excluding the items highlighted in Table II, estimated noninterest expense in the first quarter 2012 was $48.7 million as compared to $47.2 million in the fourth quarter 2011 and $45.7 million in the first quarter 2011. The increase of $1.5 million compared to the linked quarter was due to higher salaries and employee benefits expense, data processing costs and state intangible tax, offset by lower occupancy costs, marketing expenses and other noninterest expense. Loss share and covered asset expense includes $1.3 million of losses on covered OREO and $1.7 million of other credit-related expenses. During the quarter, the Company incurred certain pension and trust-related costs and other miscellaneous expenses that are not expected to recur totaling $1.8 million in the aggregate, or $0.02 per fully diluted share after taxes. Other items not expected to recur consist of $1.0 million of valuation adjustments to uncovered OREO.

Certain wind-down costs related to subsidiaries acquired in 2009 are expected to continue through much of 2012.

INCOME TAXES
For the first quarter 2012, income tax expense was $9.6 million, resulting in an effective tax rate of 36.2%, compared with income tax expense of $10.4 million and an effective tax rate of 36.8% during the fourth quarter 2011 and $9.3 million and an effective tax rate of 35.2% during the comparable year-over-year period.

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CREDIT QUALITY - EXCLUDING COVERED ASSETS
The following table presents certain credit quality metrics related to the Company's uncovered loan portfolio as of March 31, 2012 and for the trailing four quarters.

Table III
	As of or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2012	2011	2011	2011	2011

Total nonaccrual loans	$55,945	$54,299	$59,150	$56,536	$62,048
Troubled debt restructurings - accruing	9,495	4,009	4,712	3,039	3,923
Troubled debt restructurings - nonaccrual	17,205	18,071	12,571	14,443	14,609
Total troubled debt restructurings	26,700	22,080	17,283	17,482	18,532
Total nonperforming loans	82,645	76,379	76,433	74,018	80,580
Total nonperforming assets	97,681	87,696	88,436	90,331	95,533
Nonperforming assets as a % of:
Period-end loans plus OREO	3.28%	2.94%	3.00%	3.22%	3.42%
Total assets	1.52%	1.31%	1.40%	1.50%	1.51%
Nonperforming assets ex. accruing TDRs as a % of:
Period-end loans plus OREO	2.96%	2.81%	2.84%	3.11%	3.28%
Total assets	1.37%	1.25%	1.32%	1.44%	1.45%
Nonperforming loans as a % of total loans	2.79%	2.57%	2.60%	2.65%	2.90%
Provision for loan and lease losses - uncovered	$3,258	$5,164	$7,643	$5,756	$647
Allowance for uncovered loan & lease losses	$49,437	$52,576	$54,537	$53,671	$53,645
Allowance for loan & lease losses as a % of:
Period-end loans	1.67%	1.77%	1.86%	1.92%	1.93%
Nonaccrual loans	88.4%	96.8%	92.2%	94.9%	86.5%
Nonaccrual loans plus nonaccrual TDRs	67.6%	72.7%	76.0%	75.6%	70.0%
Nonperforming loans	59.8%	68.8%	71.4%	72.5%	66.6%
Total net charge-offs	$6,397	$7,125	$6,777	$5,730	$4,237
Annualized net-charge-offs as a % of average
loans & leases	0.87%	0.95%	0.96%	0.83%	0.61%

Net Charge-offs
Significant items driving net charge-offs for the quarter included $1.7 million related to a commercial construction and land development credit, $1.1 million related to a hotel real estate loan and three commercial credits totaling $0.9 million in the aggregate.

Nonperforming Assets
Nonaccrual loans, including nonaccrual troubled debt restructurings, totaled $73.2 million as of March 31, 2012 compared to $72.4 million as of December 31, 2011, representing an increase of $0.8 million, or 1.1%, as total additions modestly outweighed credits removed from nonaccrual status due to the finalization of resolution strategies, including transfers to OREO and net charge-offs. Included in the additions to total nonaccrual loans was a single $10.8 million commercial real estate credit.

Accruing troubled debt restructurings increased $5.5 million during the first quarter primarily as a result of renewals and term extensions of performing loans that are experiencing operating cash flow stress but have strong underlying collateral and guarantor support.

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OREO increased $3.7 million to $15.0 million during the first quarter as additions of $5.4 million exceeded resolutions and valuation adjustments during the quarter of $1.7 million. Additions to OREO were driven primarily by three land development relationships totaling $3.4 million in the aggregate.

Classified assets as of March 31, 2012 totaled $154.7 million as compared to $162.4 million for the linked quarter and $185.7 million as of March 31, 2011, representing declines of 4.7% and 16.7%, respectively. Classified assets, which have declined for seven consecutive quarters, are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.

Delinquent Loans
As of March 31, 2012, loans 30-to-89 days past due declined slightly to $20.2 million, or 0.68% of period end loans, as compared to $20.4 million, or 0.69%, as of December 31, 2011 and $20.4 million, or 0.73%, as of March 31, 2011.

Provision for Loan & Lease Losses
First quarter 2012 provision expense related to uncovered loans and leases was $3.3 million as compared to $5.2 million during the linked quarter and $0.6 million during the comparable year-over-year quarter. Provision expense is a result of the Company's modeling efforts to estimate the period end allowance for loan and lease losses. The decrease relative to the linked quarter was driven primarily by the positive migration trends in classified assets as well as the finalization of resolution strategies on certain loans during the quarter. As a percentage of net charge-offs, first quarter 2012 provision expense equaled 50.9%.

LOANS (EXCLUDING COVERED LOANS)
The following table presents the loan portfolio, not including covered loans, as of March 31, 2012, December 31, 2011 and March 31, 2011.

Table IV
	As of
	March 31, 2012		December 31, 2011		March 31, 2011
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$831,101	28.0%	$856,981	28.9%	$794,821	28.6%
Real estate - construction	104,305	3.5%	114,974	3.9%	145,355	5.2%
Real estate - commercial	1,262,775	42.6%	1,233,067	41.5%	1,131,306	40.7%
Real estate - residential	288,922	9.7%	287,980	9.7%	268,746	9.7%
Installment	63,793	2.2%	67,543	2.3%	66,028	2.4%
Home equity	359,711	12.1%	358,960	12.1%	339,590	12.2%
Credit card	31,149	1.1%	31,631	1.1%	28,104	1.0%
Lease financing	21,794	0.7%	17,311	0.6%	7,147	0.3%
Total	$2,963,550	100.0%	$2,968,447	100.0%	$2,781,097	100.0%

Loans, excluding covered loans, totaled $3.0 billion at the end of the first quarter 2012, consistent with the fourth quarter 2011 and representing a $182.5 million increase, or 6.6%, compared to the first quarter 2011.

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INVESTMENTS
The following table presents a summary of the total investment portfolio at March 31, 2012.

Table V
	As of March 31, 2012
	Securities	Securities	Other	Total	Percent	Tax Equiv.	Effective
(Dollars in thousands)	HTM	AFS	Investments	Securities	of Portfolio	Yield	Duration

Agencies	$31,394	$15,052	—	$46,446	2.7%	2.90%	3.3
CMO - fixed rate	552,577	85,975	—	638,552	37.0%	2.38%	2.6
CMO - variable rate	—	225,732	—	225,732	13.1%	0.73%	1.5
MBS - fixed rate	136,678	271,709	—	408,387	23.7%	3.05%	2.5
MBS - variable rate	194,837	77,396	—	272,233	15.8%	2.93%	3.4
Municipal	2,272	8,690	—	10,962	0.6%	7.16%	1.2
Corporate	—	40,443	—	40,443	2.3%	5.73%	12.2
Other AFS securities	—	11,312	—	11,312	0.7%	3.72%	0.1
Regulatory stock	—	—	71,492	71,492	4.1%	3.72%	—
	$917,758	$736,309	$71,492	$1,725,559	100.0%	2.60%	2.6

The investment portfolio increased $209.6 million, or 13.8%, during the first quarter 2012 as $291.6 million of purchases during the quarter were offset by amortizations and paydowns in the portfolio. The purchases consisted primarily of agency MBS and, to a lesser extent, investment grade single issuer trust preferred securities, with a weighted average yield of 2.59% and duration of 3.0 years. As of March 31, 2012, the overall duration of the investment portfolio increased to 2.6 years from 2.4 years as of December 31, 2011. Additionally, the yield earned on the portfolio during the quarter increased to 2.57% from 2.25% for the linked quarter. As of March 31, 2012, the market value of the portfolio classified as available-for-sale resulted in a net unrealized gain of $17.1 million which is included in other comprehensive income.

During the first quarter 2012, the Company reclassified securities, primarily agency MBS, with a total book value of $915.5 million as of March 31, 2012 from available-for-sale to held-to-maturity. While a low interest rate environment is expected for the next several years, the increase in the Company's portfolio duration over the past two quarters has caused the modeled price sensitivity of the portfolio to increase in rising interest rate scenarios. The reclassification was executed to mitigate the impact of price depreciation on other comprehensive income and the corresponding negative impact on shareholders' equity. The Company does not expect this reclassification to affect its liquidity needs in future periods. Based on March 31, 2012 reported balances, 53.2% of the Company's investment portfolio are now classified as held-to-maturity.

DEPOSITS
Non-time deposit balances totaled $3.9 billion as of March 31, 2012, representing a decrease of $78.4 million, or 2.0%, compared to December 31, 2011. The decline was driven by a $149.9 million reduction in balances, primarily public fund savings accounts, associated with the Flagstar branch acquisition that were repriced subsequent to closing. Partially offsetting this activity was an increase of $80.0 million in core retail transactional balances.

Total time deposit balances decreased $163.5 million, or 9.9%, compared to the linked quarter as the Company continued to focus on reducing non-core relationship deposits in connection with its deposit rationalization strategies.

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The Company's deposit rationalization strategies related to deposit pricing continued to have a positive impact as the cost of funds related to interest bearing deposits declined to 68 bps for the first quarter compared to 75 bps for the linked quarter and 104 bps for the first quarter 2011. The Company's total cost of deposit funding declined to 57 bps for the quarter, a decrease of 10.9% compared to the prior quarter and 36.7% compared to the first quarter 2011.

CAPITAL MANAGEMENT
The following table presents First Financial's regulatory and other capital ratios as of March 31, 2012, December 31, 2011 and March 31, 2011.

Table VI
	As of
	March 31,	December 31,	March 31,	"Well-Capitalized"
	2012	2011	2011	Minimum

Leverage Ratio	9.94%	9.87%	11.09%	5.00%
Tier 1 Capital Ratio	17.18%	17.47%	20.49%	6.00%
Total Risk-Based Capital Ratio	18.45%	18.74%	21.76%	10.00%
Ending tangible shareholders' equity
to ending tangible assets	9.66%	9.23%	10.40%	N/A
Ending tangible common shareholders'
equity to ending tangible assets	9.66%	9.23%	10.40%	N/A

The Company's leverage and tangible common equity ratios increased during the quarter as total tangible assets declined and tangible common equity remained essentially unchanged compared to balances as of December 31, 2011. Tier 1 capital and total risk-based capital ratios decreased as a result of the redeployment of cash balances into securities with risk-weightings greater than zero. As of March 31, 2012, tangible book value per common share was $10.41, consistent with December 31, 2011 and compared to $11.17 as of March 31, 2011. Regulatory capital ratios as of March 31, 2012 are considered preliminary pending the filing of the Company's regulatory reports.

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Teleconference / Webcast Information
First Financial's senior management will host a conference call to discuss the Company's financial and operating results on Thursday, April 26, 2012 at 9:00 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (877) 317-6789 (U.S. toll free), (866) 605-3852 (Canada toll free) or +1 (412) 317-6789 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company's website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call through May 11, 2012 at (877) 344-7529 (U.S. toll free) and +1 (412) 317-0088 (International); conference number 10013085. The webcast will be archived on the Investor Relations section of the Company's website through April 26, 2013.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com/investor.

Forward-Looking Statement
Certain statements contained in this news release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ''Act''). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as ''believes'', ''anticipates'', “likely”, “expected”, ''intends'', and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management's analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

▪	management's ability to effectively execute its business plan;

▪
the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;

▪	the effects of the potential delay or failure of the U.S. federal government to pay its debts as they become due or make payments in the ordinary course;

▪	the ability of financial institutions to access sources of liquidity at a reasonable cost;

▪
the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury's TARP and the FDIC's Temporary Liquidity Guarantee Program, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures;

▪	the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);

▪	inflation and possible changes in interest rates;

▪	our ability to keep up with technological changes;

▪	our ability to comply with the terms of loss sharing agreements with the FDIC;

▪
mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings and other acquired

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subsidiaries;

▪	the risk that exploring merger and acquisition opportunities may detract from management's time and ability to successfully manage our company;

▪
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

▪	our ability to increase market share and control expenses;

▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;

▪	adverse changes in the securities and debt markets;

▪	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

▪
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;

▪	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and

▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2011, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of March 31, 2012, the Company had $6.4 billion in assets, $4.0 billion in loans, $5.4 billion in deposits and $715 million in shareholders' equity. The Company's subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its three lines of business: commercial, retail and wealth management. The commercial and retail units provide traditional banking services to business and consumer clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.3 billion in assets under management as of March 31, 2012. The Company's strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 136 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Contact Information
Investors/Analysts                    Media
Kenneth Lovik                        Cheryl Lipp
Vice President, Investor Relations and            First Vice President, Director of Communications
Corporate Development                    (513) 979-5797
(513) 979-5837                        cheryl.lipp@bankatfirst.com
kenneth.lovik@bankatfirst.com

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Selected Financial Information
March 31, 2012
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2012	2011	2011	2011	2011
RESULTS OF OPERATIONS
Net income	$16,994	$17,941	$15,618	$15,973	$17,207
Net earnings per share - basic	$0.29	$0.31	$0.27	$0.28	$0.30
Net earnings per share - diluted	$0.29	$0.31	$0.27	$0.27	$0.29
Dividends declared per share	$0.31	$0.27	$0.27	$0.12	$0.12

KEY FINANCIAL RATIOS
Return on average assets	1.05%	1.09%	1.01%	1.03%	1.11%
Return on average shareholders' equity	9.67%	9.89%	8.54%	9.05%	10.04%
Return on average tangible shareholders' equity	11.37%	11.59%	9.56%	9.84%	10.94%

Net interest margin	4.51%	4.32%	4.55%	4.61%	4.73%
Net interest margin (fully tax equivalent) (1)	4.52%	4.34%	4.57%	4.62%	4.75%

Ending shareholders' equity as a percent of ending assets	11.14%	10.68%	11.47%	11.95%	11.21%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	9.66%	9.23%	10.38%	11.11%	10.40%
Risk-weighted assets	16.42%	16.63%	18.47%	19.65%	19.28%

Average shareholders' equity as a percent of average assets	10.91%	11.05%	11.83%	11.38%	11.09%
Average tangible shareholders' equity as a percent of
average tangible assets	9.43%	9.58%	10.70%	10.56%	10.28%

Book value per share	$12.21	$12.22	$12.48	$12.39	$12.15
Tangible book value per share	$10.41	$10.41	$11.15	$11.42	$11.17

Tier 1 Ratio (2)	17.18%	17.47%	18.81%	20.14%	20.49%
Total Capital Ratio (2)	18.45%	18.74%	20.08%	21.42%	21.76%
Leverage Ratio (2)	9.94%	9.87%	10.87%	11.01%	11.09%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$2,979,508	$2,983,354	$2,800,466	$2,782,947	$2,821,450
Covered loans and FDIC indemnification asset	1,179,670	1,287,776	1,380,128	1,481,353	1,628,645
Investment securities	1,664,643	1,257,574	1,199,473	1,093,870	1,045,292
Interest-bearing deposits with other banks	126,330	485,432	306,969	375,434	276,837
Total earning assets	$5,950,151	$6,014,136	$5,687,036	$5,733,604	$5,772,224
Total assets	$6,478,931	$6,515,756	$6,136,815	$6,219,754	$6,266,408
Noninterest-bearing deposits	$931,347	$860,863	$735,621	$734,674	$733,242
Interest-bearing deposits	4,545,151	4,630,412	4,366,827	4,402,103	4,431,524
Total deposits	$5,476,498	$5,491,275	$5,102,448	$5,136,777	$5,164,766
Borrowings	$161,911	$174,939	$195,140	$218,196	$230,087
Shareholders' equity	$706,547	$719,964	$725,809	$707,750	$695,062

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance to ending loans	1.67%	1.77%	1.86%	1.92%	1.93%
Allowance to nonaccrual loans	88.37%	96.83%	92.20%	94.93%	86.46%
Allowance to nonperforming loans	59.82%	68.84%	71.35%	72.51%	66.57%
Nonperforming loans to total loans	2.79%	2.57%	2.60%	2.65%	2.90%
Nonperforming assets to ending loans, plus OREO	3.28%	2.94%	3.00%	3.22%	3.42%
Nonperforming assets to total assets	1.52%	1.31%	1.40%	1.50%	1.51%
Net charge-offs to average loans (annualized)	0.87%	0.95%	0.96%	0.83%	0.61%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) March 31, 2012 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2012	2011
	First	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$66,436	$69,658	$70,086	$71,929	$74,016	$285,689
Investment securities
Taxable	10,517	6,945	7,411	7,080	6,803	28,239
Tax-exempt	134	201	176	192	198	767
Total investment securities interest	10,651	7,146	7,587	7,272	7,001	29,006
Other earning assets	(1,990)	(1,819)	(1,721)	(1,384)	(954)	(5,878)
Total interest income	75,097	74,985	75,952	77,817	80,063	308,817

Interest expense
Deposits	7,716	8,791	9,823	10,767	11,400	40,781
Short-term borrowings	12	25	44	49	45	163
Long-term borrowings	680	693	867	937	1,089	3,586
Subordinated debentures and capital securities	0	0	0	197	194	391
Total interest expense	8,408	9,509	10,734	11,950	12,728	44,921
Net interest income	66,689	65,476	65,218	65,867	67,335	263,896
Provision for loan and lease losses - uncovered	3,258	5,164	7,643	5,756	647	19,210
Provision for loan and lease losses - covered	12,951	6,910	7,260	23,895	26,016	64,081
Net interest income after provision for loan and lease losses	50,480	53,402	50,315	36,216	40,672	180,605

Noninterest income
Service charges on deposit accounts	4,909	4,920	4,793	4,883	4,610	19,206
Trust and wealth management fees	3,791	3,531	3,377	3,507	3,925	14,340
Bankcard income	2,536	2,490	2,318	2,328	2,155	9,291
Net gains from sales of loans	940	1,172	1,243	854	989	4,258
FDIC loss sharing income	12,816	7,433	8,377	21,643	23,435	60,888
Accelerated discount on covered loans	3,645	4,775	5,207	4,756	5,783	20,521
Gain on sale of investment securities	0	2,541	0	0	0	2,541
Other	3,288	2,778	2,800	3,147	2,761	11,486
Total noninterest income	31,925	29,640	28,115	41,118	43,658	142,531

Noninterest expenses
Salaries and employee benefits	28,861	26,447	27,774	25,123	27,570	106,914
Net occupancy	5,382	5,893	4,164	4,493	6,860	21,410
Furniture and equipment	2,244	2,425	2,386	2,581	2,553	9,945
Data processing	1,901	1,559	1,466	1,453	1,238	5,716
Marketing	1,154	1,567	1,584	1,402	1,241	5,794
Communication	894	864	772	753	814	3,203
Professional services	2,147	2,252	2,062	3,095	2,227	9,636
State intangible tax	1,026	436	546	1,236	1,365	3,583
FDIC assessments	1,163	1,192	1,211	1,152	2,121	5,676
Other	11,006	12,033	11,177	11,209	11,801	46,220
Total noninterest expenses	55,778	54,668	53,142	52,497	57,790	218,097
Income before income taxes	26,627	28,374	25,288	24,837	26,540	105,039
Income tax expense	9,633	10,433	9,670	8,864	9,333	38,300
Net income	$16,994	$17,941	$15,618	$15,973	$17,207	$66,739

ADDITIONAL DATA
Net earnings per share - basic	$0.29	$0.31	$0.27	$0.28	$0.30	$1.16
Net earnings per share - diluted	$0.29	$0.31	$0.27	$0.27	$0.29	$1.14
Dividends declared per share	$0.31	$0.27	$0.27	$0.12	$0.12	$0.78

Return on average assets	1.05%	1.09%	1.01%	1.03%	1.11%	1.06%
Return on average shareholders' equity	9.67%	9.89%	8.54%	9.05%	10.04%	9.37%

Interest income	$75,097	$74,985	$75,952	$77,817	$80,063	$308,817
Tax equivalent adjustment	218	265	236	240	238	979
Interest income - tax equivalent	75,315	75,250	76,188	78,057	80,301	309,796
Interest expense	8,408	9,509	10,734	11,950	12,728	44,921
Net interest income - tax equivalent	$66,907	$65,741	$65,454	$66,107	$67,573	$264,875

Net interest margin	4.51%	4.32%	4.55%	4.61%	4.73%	4.55%
Net interest margin (fully tax equivalent) (1)	4.52%	4.34%	4.57%	4.62%	4.75%	4.57%

Full-time equivalent employees	1,513	1,508	1,377	1,374	1,483

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	% Change	% Change
	2012	2011	2011	2011	2011	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$125,949	$149,653	$108,253	$104,150	$96,709	(15.8)%	30.2%
Interest-bearing deposits with other banks	24,101	375,398	369,130	147,108	387,923	(93.6)%	(93.8)%
Investment securities available-for-sale	736,309	1,441,846	1,120,179	1,134,114	1,024,684	(48.9)%	(28.1)%
Investment securities held-to-maturity	917,758	2,664	2,724	3,001	16,780	34,350.4%	5,369.4%
Other investments	71,492	71,492	71,492	71,492	78,689	0.0%	(9.1)%
Loans held for sale	21,052	24,834	14,259	8,824	6,813	(15.2)%	209.0%
Loans
Commercial	831,101	856,981	822,552	798,552	794,821	(3.0)%	4.6%
Real estate - construction	104,305	114,974	136,651	142,682	145,355	(9.3)%	(28.2)%
Real estate - commercial	1,262,775	1,233,067	1,202,035	1,144,368	1,131,306	2.4%	11.6%
Real estate - residential	288,922	287,980	300,165	256,788	268,746	0.3%	7.5%
Installment	63,793	67,543	70,034	63,799	66,028	(5.6)%	(3.4)%
Home equity	359,711	358,960	362,919	344,457	339,590	0.2%	5.9%
Credit card	31,149	31,631	30,435	28,618	28,104	(1.5)%	10.8%
Lease financing	21,794	17,311	12,870	9,890	7,147	25.9%	204.9%
Total loans, excluding covered loans	2,963,550	2,968,447	2,937,661	2,789,154	2,781,097	(0.2)%	6.6%
Less
Allowance for loan and lease losses	49,437	52,576	54,537	53,671	53,645	(6.0)%	(7.8)%
Net loans - uncovered	2,914,113	2,915,871	2,883,124	2,735,483	2,727,452	(0.1)%	6.8%
Covered loans	986,619	1,053,244	1,151,066	1,242,730	1,336,015	(6.3)%	(26.2)%
Less
Allowance for loan and lease losses	46,156	42,835	48,112	51,044	31,555	7.8%	46.3%
Net loans - covered	940,463	1,010,409	1,102,954	1,191,686	1,304,460	(6.9)%	(27.9)%
Net loans	3,854,576	3,926,280	3,986,078	3,927,169	4,031,912	(1.8)%	(4.4)%
Premises and equipment	141,664	138,096	120,325	114,797	115,873	2.6%	22.3%
Goodwill	95,050	95,050	68,922	51,820	51,820	0.0%	83.4%
Other intangibles	10,193	10,844	8,436	4,847	5,227	(6.0)%	95.0%
FDIC indemnification asset	156,397	173,009	177,814	193,113	207,359	(9.6)%	(24.6)%
Accrued interest and other assets	262,027	262,345	290,117	281,172	290,692	(0.1)%	(9.9)%
Total Assets	$6,416,568	$6,671,511	$6,337,729	$6,041,607	$6,314,481	(3.8)%	1.6%

LIABILITIES
Deposits
Interest-bearing demand	$1,289,490	$1,317,339	$1,288,721	$1,021,519	$1,136,219	(2.1)%	13.5%
Savings	1,613,244	1,724,659	1,537,420	1,643,110	1,628,952	(6.5)%	(1.0)%
Time	1,491,132	1,654,662	1,658,031	1,581,603	1,702,294	(9.9)%	(12.4)%
Total interest-bearing deposits	4,393,866	4,696,660	4,484,172	4,246,232	4,467,465	(6.4)%	(1.6)%
Noninterest-bearing	1,007,049	946,180	814,928	728,178	749,785	6.4%	34.3%
Total deposits	5,400,915	5,642,840	5,299,100	4,974,410	5,217,250	(4.3)%	3.5%
Federal funds purchased and securities sold
under agreements to repurchase	78,619	99,431	95,451	105,291	87,973	(20.9)%	(10.6)%
Long-term debt	75,745	76,544	76,875	102,255	102,976	(1.0)%	(26.4)%
Other long-term debt	0	0	0	0	20,620	N/M	(100.0)%
Total borrowed funds	154,364	175,975	172,326	207,546	211,569	(12.3)%	(27.0)%
Accrued interest and other liabilities	146,596	140,475	139,171	137,889	177,698	4.4%	(17.5)%
Total Liabilities	5,701,875	5,959,290	5,610,597	5,319,845	5,606,517	(4.3)%	1.7%

SHAREHOLDERS' EQUITY
Common stock	575,675	579,871	578,974	577,856	576,992	(0.7)%	(0.2)%
Retained earnings	330,563	331,351	329,243	329,455	320,515	(0.2)%	3.1%
Accumulated other comprehensive loss	(18,687)	(21,490)	(3,388)	(7,902)	(12,332)	(13.0)%	51.5%
Treasury stock, at cost	(172,858)	(177,511)	(177,697)	(177,647)	(177,211)	(2.6)%	(2.5)%
Total Shareholders' Equity	714,693	712,221	727,132	721,762	707,964	0.3%	1.0%
Total Liabilities and Shareholders' Equity	$6,416,568	$6,671,511	$6,337,729	$6,041,607	$6,314,481	(3.8)%	1.6%

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2012	2011	2011	2011	2011
ASSETS
Cash and due from banks	$123,634	$121,603	$110,336	$118,829	$111,953
Interest-bearing deposits with other banks	126,330	485,432	306,969	375,434	276,837
Investment securities	1,664,643	1,257,574	1,199,473	1,093,870	1,045,292
Loans held for sale	19,722	21,067	9,497	8,530	16,121
Loans
Commercial	850,092	851,006	794,447	797,158	802,944
Real estate - construction	112,945	135,825	141,791	139,255	158,403
Real estate - commercial	1,235,613	1,206,678	1,145,195	1,132,662	1,135,630
Real estate - residential	287,749	293,158	258,377	260,920	265,527
Installment	65,302	68,945	63,672	65,568	67,700
Home equity	358,360	360,389	346,486	341,876	340,285
Credit card	31,201	30,759	29,505	28,486	28,321
Lease financing	18,524	15,527	11,496	8,492	6,519
Total loans, excluding covered loans	2,959,786	2,962,287	2,790,969	2,774,417	2,805,329
Less
Allowance for loan and lease losses	53,513	55,157	55,146	55,132	59,756
Net loans - uncovered	2,906,273	2,907,130	2,735,823	2,719,285	2,745,573
Covered loans	1,020,220	1,113,876	1,196,327	1,295,228	1,420,197
Less
Allowance for loan and lease losses	47,152	51,330	51,955	39,070	23,399
Net loans - covered	973,068	1,062,546	1,144,372	1,256,158	1,396,798
Net loans	3,879,341	3,969,676	3,880,195	3,975,443	4,142,371
Premises and equipment	140,377	128,168	116,070	115,279	119,006
Goodwill	95,050	77,158	52,004	51,820	51,820
Other intangibles	10,506	9,094	4,697	5,031	5,421
FDIC indemnification asset	159,450	173,900	183,801	186,125	208,448
Accrued interest and other assets	259,878	272,084	273,773	289,393	289,139
Total Assets	$6,478,931	$6,515,756	$6,136,815	$6,219,754	$6,266,408

LIABILITIES
Deposits
Interest-bearing demand	$1,285,196	$1,388,903	$1,153,178	$1,130,503	$1,088,791
Savings	1,682,507	1,617,588	1,659,152	1,636,821	1,585,065
Time	1,577,448	1,623,921	1,554,497	1,634,779	1,757,668
Total interest-bearing deposits	4,545,151	4,630,412	4,366,827	4,402,103	4,431,524
Noninterest-bearing	931,347	860,863	735,621	734,674	733,242
Total deposits	5,476,498	5,491,275	5,102,448	5,136,777	5,164,766
Federal funds purchased and securities sold
under agreements to repurchase	85,891	98,268	100,990	95,297	89,535
Long-term debt	76,020	76,671	94,150	102,506	119,932
Other long-term debt	0	0	0	20,393	20,620
Total borrowed funds	161,911	174,939	195,140	218,196	230,087
Accrued interest and other liabilities	133,975	129,578	113,418	157,031	176,493
Total Liabilities	5,772,384	5,795,792	5,411,006	5,512,004	5,571,346

SHAREHOLDERS' EQUITY
Common stock	578,514	579,321	578,380	577,417	579,790
Retained earnings	324,370	323,624	331,107	318,466	308,841
Accumulated other comprehensive loss	(20,344)	(5,396)	(6,013)	(10,488)	(13,251)
Treasury stock, at cost	(175,993)	(177,585)	(177,665)	(177,645)	(180,318)
Total Shareholders' Equity	706,547	719,964	725,809	707,750	695,062
Total Liabilities and Shareholders' Equity	$6,478,931	$6,515,756	$6,136,815	$6,219,754	$6,266,408

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31, 2012		Dec. 31, 2011		Mar. 31, 2011		Linked Qtr. Income Variance			Comparable Qtr. Income Variance
	Balance	Yield	Balance	Yield	Balance	Yield	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$1,664,643	2.57%	$1,257,574	2.25%	$1,045,292	2.72%	$989	$2,516	$3,505	$(386)	$4,036	$3,650
Interest-bearing deposits with other banks	126,330	0.28%	485,432	0.25%	276,837	0.41%	34	(257)	(223)	(89)	(104)	(193)
Gross loans, including covered loans
and indemnification asset (2)	4,159,178	6.21%	4,271,130	6.27%	4,450,095	6.63%	(711)	(2,459)	(3,170)	(4,678)	(3,745)	(8,423)
Total earning assets	5,950,151	5.06%	6,014,136	4.95%	5,772,224	5.63%	312	(200)	112	(5,153)	187	(4,966)

Nonearning assets
Allowance for loan and lease losses	(100,665)		(106,487)		(83,155)
Cash and due from banks	123,634		121,603		111,953
Accrued interest and other assets	505,811		486,504		465,386
Total assets	$6,478,931		$6,515,756		$6,266,408

Interest-bearing liabilities
Total interest-bearing deposits	$4,545,151	0.68%	$4,630,412	0.75%	$4,431,524	1.04%	(844)	(231)	(1,075)	(3,960)	276	(3,684)
Borrowed funds
Short-term borrowings	85,891	0.06%	98,268	0.10%	89,535	0.20%	(11)	(2)	(13)	(33)	0	(33)
Long-term debt	76,020	3.59%	76,671	3.59%	119,932	3.68%	0	(13)	(13)	(28)	(381)	(409)
Other long-term debt	0	N/M	0	N/M	20,620	3.82%	0	0	0	(194)	0	(194)
Total borrowed funds	161,911	1.71%	174,939	1.63%	230,087	2.34%	(11)	(15)	(26)	(255)	(381)	(636)
Total interest-bearing liabilities	4,707,062	0.72%	4,805,351	0.79%	4,661,611	1.11%	$(855)	$(246)	$(1,101)	$(4,215)	$(105)	$(4,320)

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	931,347		860,863		733,242
Other liabilities	133,975		129,578		176,493
Shareholders' equity	706,547		719,964		695,062
Total liabilities & shareholders' equity	$6,478,931		$6,515,756		$6,266,408

Net interest income (1)	$66,689		$65,476		$67,335		$1,167	$46	$1,213	$(938)	$292	$(646)
Net interest spread (1)		4.34%		4.16%		4.52%
Net interest margin (1)		4.51%		4.32%		4.73%

(1) Not tax equivalent.

(2) Loans held for sale and nonaccrual loans are both included in gross loans.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(excluding covered assets)
(Dollars in thousands)
(Unaudited)

	Mar 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2012	2011	2011	2011	2011

ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$52,576	$54,537	$53,671	$53,645	$57,235
Provision for uncovered loan and lease losses	3,258	5,164	7,643	5,756	647
Gross charge-offs
Commercial	1,186	1,742	879	383	432
Real estate - construction	1,787	2,105	1,771	1,213	1,190
Real estate - commercial	2,244	2,505	2,997	2,791	2,089
Real estate - residential	604	473	564	406	108
Installment	60	115	162	177	72
Home equity	644	488	510	923	262
Other	297	363	291	339	448
Total gross charge-offs	6,822	7,791	7,174	6,232	4,601
Recoveries
Commercial	72	348	92	222	100
Real estate - construction	0	5	0	27	0
Real estate - commercial	113	68	168	38	35
Real estate - residential	28	3	4	29	9
Installment	123	96	87	82	98
Home equity	24	71	9	12	25
Other	65	75	37	92	97
Total recoveries	425	666	397	502	364
Total net charge-offs	6,397	7,125	6,777	5,730	4,237
Ending allowance for uncovered loan and lease losses	$49,437	$52,576	$54,537	$53,671	$53,645

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.53%	0.65%	0.39%	0.08%	0.17%
Real estate - construction	6.36%	6.13%	4.96%	3.42%	3.05%
Real estate - commercial	0.69%	0.80%	0.98%	0.97%	0.73%
Real estate - residential	0.81%	0.64%	0.86%	0.58%	0.15%
Installment	(0.39%)	0.11%	0.47%	0.58%	(0.16%)
Home equity	0.70%	0.46%	0.57%	1.07%	0.28%
Other	1.88%	2.47%	2.46%	2.68%	4.09%
Total net charge-offs	0.87%	0.95%	0.96%	0.83%	0.61%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans
Commercial	$5,936	$7,809	$10,792	$9,811	$9,918
Real estate - construction	7,005	10,005	13,844	13,237	14,199
Real estate - commercial	35,581	28,349	26,408	26,213	30,846
Real estate - residential	5,131	5,692	5,507	4,564	4,419
Installment	377	371	322	335	262
Home equity	1,915	2,073	2,277	2,376	2,404
Nonaccrual loans	55,945	54,299	59,150	56,536	62,048
Troubled debt restructurings (TDRs)
Accruing	9,495	4,009	4,712	3,039	3,923
Nonaccrual	17,205	18,071	12,571	14,443	14,609
Total TDRs	26,700	22,080	17,283	17,482	18,532
Total nonperforming loans	82,645	76,379	76,433	74,018	80,580
Other real estate owned (OREO)	15,036	11,317	12,003	16,313	14,953
Total nonperforming assets	97,681	87,696	88,436	90,331	95,533
Accruing loans past due 90 days or more	203	191	235	149	241
Total underperforming assets	$97,884	$87,887	$88,671	$90,480	$95,774
Total classified assets	$154,684	$162,372	$172,581	$184,786	$185,738

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance for loan and lease losses to
Nonaccrual loans	88.37%	96.83%	92.20%	94.93%	86.46%
Nonaccrual loans plus nonaccrual TDRs	67.58%	72.65%	76.04%	75.62%	69.98%
Nonperforming loans	59.82%	68.84%	71.35%	72.51%	66.57%
Total ending loans	1.67%	1.77%	1.86%	1.92%	1.93%
Nonperforming loans to total loans	2.79%	2.57%	2.60%	2.65%	2.90%
Nonperforming assets to
Ending loans, plus OREO	3.28%	2.94%	3.00%	3.22%	3.42%
Total assets	1.52%	1.31%	1.40%	1.50%	1.51%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	2.96%	2.81%	2.84%	3.11%	3.28%
Total assets	1.37%	1.25%	1.32%	1.44%	1.45%

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2012	2011	2011	2011	2011
PER COMMON SHARE
Market Price
High	$18.28	$17.06	$17.12	$17.20	$18.91
Low	$16.11	$13.40	$13.34	$15.04	$15.65
Close	$17.30	$16.64	$13.80	$16.69	$16.69

Average shares outstanding - basic	57,795,258	57,744,662	57,735,811	57,694,792	57,591,568
Average shares outstanding - diluted	58,881,043	58,672,575	58,654,099	58,734,662	58,709,037
Ending shares outstanding	58,539,458	58,267,054	58,256,136	58,259,440	58,286,890

REGULATORY CAPITAL	Preliminary
Tier 1 Capital	$637,612	$636,836	$661,838	$681,492	$691,559
Tier 1 Ratio	17.18%	17.47%	18.81%	20.14%	20.49%
Total Capital	$684,838	$683,255	$706,570	$724,763	$734,724
Total Capital Ratio	18.45%	18.74%	20.08%	21.42%	21.76%
Total Capital in excess of minimum
requirement	$387,954	$391,623	$425,128	$454,034	$464,660
Total Risk-Weighted Assets	$3,711,053	$3,645,403	$3,518,026	$3,384,115	$3,375,800
Leverage Ratio	9.94%	9.87%	10.87%	11.01%	11.09%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	11.14%	10.68%	11.47%	11.95%	11.21%
Ending tangible shareholders' equity
to ending tangible assets	9.66%	9.23%	10.38%	11.11%	10.40%
Average shareholders' equity to
average assets	10.91%	11.05%	11.83%	11.38%	11.09%
Average tangible shareholders' equity
to average tangible assets	9.43%	9.58%	10.70%	10.56%	10.28%

SUPPLEMENTAL INFORMATION ON COVERED ASSETS AND ACQUISITION-RELATED ITEMS

To assist in analyzing the effect of the Company's 2009 FDIC assisted transactions and 2011 branch transactions on its financial results, supplemental information that segregates the estimated impact on pre-tax earnings of certain acquisition-related items and provides additional detail on the covered loan portfolio follows.

SUMMARY OF SIGNIFICANT ACQUISITION-RELATED ITEMS
The following table illustrates the estimated income and expense effects of certain direct acquisition-related items for the three months ended March 31, 2012, December 31, 2011 and March 31, 2011.

Table VII
	For the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2012	2011	2011

Income effect:
Accelerated discount on covered loans [1,2]	$3,645	$4,775	$5,783
Acquired-non-strategic net interest income	7,428	8,954	8,902
FDIC loss sharing income [1]	12,816	7,433	23,435
Service charges on deposit accounts related to
acquired-non-strategic operations	37	53	152
Other (loss) income related to transition/non-strategic operations	(47)	11	(704)
Total income effect	$23,879	$21,226	$37,568

Expense effect:
Provision for loan and lease losses - covered	$12,951	$6,910	$26,016
Loss share and covered asset expense [3]	3,043	2,521	3,171
FDIC loss share support [3]	1,163	1,333	783
Acquired-non-strategic operating expenses: [3]	(146)	(27)	3,911
Acquisition-related costs: [3]	188	1,167	116
Transition-related items: [3]	—	—	196
Total expense effect	$17,199	$11,904	$34,193

[1] Included in noninterest income
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset
[3] Included in noninterest expense

ACCELERATED DISCOUNT ON LOAN PREPAYMENTS AND DISPOSITIONS
During the first quarter 2012, First Financial recognized approximately $3.6 million in accelerated discount from acquired loans. Accelerated discount is recognized when acquired loans, which are recorded on the Company's balance sheet at an amount less than the unpaid principal balance, prepay at an amount greater than their recorded book value. Prepayments can occur through either customer driven payments before the maturity date or loan sales. The amount of discount attributable to the credit loss component of each loan varies and the recognized amount is offset by a related reduction in the FDIC indemnification asset. Accelerated discount recognized during the quarter resulted primarily from loan prepayments.

OPERATING EXPENSES AND OTHER ACQUISITION-RELATED COSTS
Acquired-non-strategic operating expenses, acquisition-related costs and transition-related items have declined significantly as costs associated with acquisitions, including market exit costs and professional services and other resolution expenses related to non-strategic acquired subsidiaries, have wound down over the past several quarters. Acquisition-related costs incurred during the fourth quarter 2011 consisted primarily of $1.0 million of expenses incurred related to the Flagstar acquisition.

NET INTEREST MARGIN IMPACT
Net interest margin is affected by certain activity related to the acquired loan portfolio. The majority of these loans are accounted for under ASC Topic 310-30 and, as such, the Company is required to periodically update its forecast of expected cash flows from these loans. Impairment, as a result of a decrease in expected cash flows, is recognized as provision expense in the period it is measured and has no impact on net interest margin. Improvements in expected cash flows, in excess of any prior impairment, are recognized on a prospective basis through an upward adjustment to the yield earned on the portfolio. Impairment and improvement are both partially offset by the impact of changes in the value of the FDIC indemnification asset. Impairment is partially offset by an increase to the FDIC indemnification asset as a result of FDIC loss sharing income. Improvement, which is reflected as a higher yield, is partially offset by a lower yield earned on the FDIC indemnification asset until the next periodic valuation of the loans and the indemnification asset. The weighted average yield of the acquired loan portfolio may also be subject to change as loans with higher yields pay down more quickly or slowly than loans with lower yields.

The following table shows the estimated yield earned by the Company on its covered and uncovered loan portfolios and the FDIC indemnification asset for the three months ended March 31, 2012.

Table VIII	For the Three Months Ended
	March 31, 2012
	Average
(Dollars in thousands)	Balance	Yield
Loans, excluding covered loans [1]	$2,979,508	5.13%
Covered loan portfolio accounted for under ASC Topic 310-30 [2]	928,912	10.78%
Covered loan portfolio accounted for under ASC Topic 310-20 [3]	91,308	14.92%
FDIC indemnification asset [2]	159,450	(5.24)%
Total	$4,159,178	6.21%

[1] Includes loans with loss share coverage removed
[2] Future yield adjustments subject to change based on required, periodic valuation procedures
[3] Includes loans with revolving privileges which are scoped out of ASC Topic 310-30 and certain loans which the Company elected to treat under the cost recovery method of accounting.

As part of its on-going valuation procedures, the Company experienced a $3.3 million improvement in the cash flow expectations related to certain loan pools. During the quarter, the average yield earned on covered loans accounted for under ASC Topic 310-30 was 10.78%. On a prospective basis and until its next periodic valuation, the Company expects the yield on covered loans to be 11.60%.

This projected improvement in cash flow expectations on loans is partially offset by a related decline in cash flow expectations on the FDIC indemnification asset which is recognized through its yield. The average yield earned on the indemnification asset during the first quarter 2012 was -5.24%. On a prospective basis and until its next periodic valuation, the Company expects the yield on the indemnification asset to be -5.70%.

LOSS SHARE AGREEMENTS
As of March 31, 2012, 25.0% of the Company's total loans were covered loans. As required under the loss-share arrangements, First Financial must file monthly certifications with the FDIC on single-family residential loans and quarterly certifications on all other loans. To date, all certifications have been filed in a timely manner and without significant issues.

COVERED LOAN PORTFOLIO
The following table presents estimated activity in the covered loan portfolio by loan type during the first quarter 2012.

Table IX
	Covered Loan Activity - First Quarter 2012
		Reduction in Recorded Investment Due to:
	December 31,			Contractual	Net	Loans With	March 31,
(Dollars in thousands)	2011	Sales [1]	Prepayments	Activity [2]	Charge-Offs [3]	Coverage Removed	2012
Commercial	$195,892	—	$12,656	$12,546	$5,757	—	$164,933
Real estate - construction	17,120	—	40	482	(129)	—	16,727
Real estate - commercial	637,044	(6,338)	25,117	6,310	2,814	—	609,141
Real estate - residential	121,117	—	3,709	1,941	39	—	115,428
Installment	13,176	—	280	281	536	—	12,079
Home equity	64,978	—	1,778	(2,237)	613	—	64,824
Other covered loans	3,917	—	—	430	—	—	3,487
Total covered loans	$1,053,244	$(6,338)	$43,580	$19,753	$9,630	—	$986,619

[1] Negative amount represents repurchased loan participations associated with loans covered under loss share agreements
[2] Includes partial paydowns, accretion of the valuation discount and advances on revolving loans
[3] Indemnified at 80% from the FDIC

During the first quarter 2012, the total balance of covered loans decreased $66.6 million, or 6.3%, as compared to the previous quarter.

ALLOWANCE FOR LOAN AND LEASE LOSSES - COVERED
Under the applicable accounting guidance, the allowance for loan losses related to covered loans is a result of impairment identified in on-going valuation procedures and is generally recognized in the current period as provision expense. However, if improvement is noted in a loan pool that had previously experienced impairment, the amount of improvement is recognized as a reduction to the applicable period's provision expense. Additional improvement beyond previously recorded impairment is reflected as a yield adjustment on a prospective basis. The timing inherent in this accounting treatment may result in earnings volatility in future periods.

The following table presents activity in the allowance for loan losses related to covered loans for the three months ended March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011.

Table X

	As of or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2012	2011	2011	2011
Balance at beginning of period	$42,835	$48,112	$51,044	$31,555
Provision for loan and lease losses - covered	12,951	6,910	7,260	23,895
Total gross charge-offs	(9,725)	(13,513)	(10,609)	(7,456)
Total recoveries	95	1,326	417	3,050
Total net charge-offs	(9,630)	(12,187)	(10,192)	(4,406)
Ending allowance for loan and lease losses - covered	$46,156	$42,835	$48,112	$51,044

The Company has established an allowance for loan losses associated with covered loans based on estimated valuation procedures performed each quarter. The allowance for covered loan losses increased $3.3 million, or 7.8%, during the first quarter. As a percentage of total covered loans, the allowance for loan losses totaled 4.68% as of March 31, 2012 compared to 4.07% as of December 31, 2011.

The credit outlook on the covered loan portfolio remained relatively stable as net charge-offs during the first quarter 2012 were $9.6 million compared to $12.2 million for the fourth quarter 2011, a decrease of $2.6 million, or 21.0%. During the first quarter 2012, the Company recognized a provision expense of $13.0 million, representing an increase of $6.0 million, or 87.4%, compared to the linked quarter. The difference between provision expense and net charge-offs primarily relates to the quarterly re-estimation of cash flow expectations required under ASC Topic 310-30. The net present value of expected cash flows is influenced by both the amount and timing of such cash flows. The Company continues to refine its expectations with respect to both factors as the covered portfolio ages.

In addition to the provision expense, the Company incurred loss share and covered asset expenses of $3.0 million, including $1.3 million of losses related to covered OREO and $1.7 million of other credit expenses related to covered assets. The receivable due from the FDIC under loss share agreements of $12.8 million related to total credit costs incurred was recognized as FDIC loss share income and a corresponding increase to the FDIC indemnification asset.

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